UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

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Allied Healthcare Products, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ], 2016

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders which will be held at the Corporate Headquarters of Allied Healthcare Products, Inc., 1720 Sublette, St. Louis, Missouri 63110 at 9:00 a.m., Central Time, on Thursday, November [ ], 2016. On the following pages you will find the formal Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, please date, sign and return the enclosed proxy card promptly.

We hope that you will attend the meeting and look forward to seeing you there.

Sincerely,

John D. Weil
Chairman of the Board

Earl R. Refsland
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS

[     ], November [  ], 2016

To the Stockholders of

Allied Healthcare Products, Inc.:

The Annual Meeting of Stockholders of Allied Healthcare Products, Inc., a Delaware corporation (the “Company”), will be held at the Corporate Headquarters of Allied Healthcare Products, Inc., 1720 Sublette, St. Louis, Missouri 63110 on [            ], November [ ], 2016 at 9:00 a.m., Central Time, for the following purposes:

(1)	The election of five directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified;
(2)	Ratification and approval of RubinBrown LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2016;
(3)	An advisory (non-binding) vote to approve our executive compensation, as disclosed in this proxy statement;
(4)	Approval of an amendment to the Company’s Amended and Restated Certification of Incorporation to adopt a reverse stock split; and
(5)	The transaction of such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on [            ], 2016 are entitled to notice of and to vote at the meeting. A list of stockholders of the Company at the close of business on [            ], 2016 will be available for inspection during normal business hours from [            ] through November [ ], 2016 at the offices of the Company at 1720 Sublette Avenue, St. Louis, Missouri 63110 and will also be available at the meeting.

By Order of the Board of Directors,

Daniel C. Dunn
Vice President — Finance, Chief Financial
Officer
Secretary & Treasurer

St. Louis, Missouri
[ ], 2016

FILL OUT, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE PAID ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY IN WRITING, OR AT THE ANNUAL MEETING IF YOU WISH TO VOTE IN PERSON.

ALLIED HEALTHCARE PRODUCTS, INC.

1720 Sublette Avenue

ST. Louis, Missouri 63110

ANNUAL MEETING OF STOCKHOLDERS

Thursday, November 10, 2016

I.	QUESTIONS AND ANSWERS

Q:	Why am I receiving these materials?

A:	The Board of Directors of Allied Healthcare Products, Inc. (the “Company”, “we” or “our”) provides you these materials to solicit your proxy in connection with our annual meeting of stockholders (the “Annual Meeting”) and any and all adjournments thereof. You are encouraged to vote on the proposals presented in these proxy materials. You are invited to attend the Annual Meeting, but you do not need to attend to vote. The Company first mailed these materials on [ ], 2016.

Q:	When and where is the Annual Meeting?

A:	We will hold the Annual Meeting on Thursday, November [ ], 2016 at 9:00 a.m. Central Time at our corporate headquarters, located at 1720 Sublette Avenue, St. Louis, MO 63110.

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Q:	What information is contained in this Proxy Statement?

A:	The information in this Proxy Statement relates to matters to be voted on at the Annual Meeting of stockholders, our corporate governance, the compensation of our directors and most highly paid executive officers and other required disclosures.

Q:	Can I get electronic access to the proxy materials?

A:	These proxy materials, including our 2016 annual report to stockholders are available at www.alliedhpi.com.

Q:	Who is entitled to vote at the Annual Meeting?

A:	Stockholders of record at the close of business on [ ], 2016 are entitled to notice of and to vote at the Annual Meeting. As of the close of business on that date, there were outstanding and entitled to vote 8,027,147 shares of common stock, each of which is entitled to one vote. No cumulative voting rights exist under the Company’s Amended and Restated Certificate of Incorporation. For information regarding the ownership of the Company’s Common Stock by holders of more than five percent of the outstanding shares and by the management of the Company, see “Security Ownership of Certain Beneficial Owners and Management.”

Q:	How do I vote my shares?

A:

If you are a stockholder of record and you attend the meeting, you may vote by ballot.

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may also direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by proxy by completing and returning the enclosed proxy card.

Q:	How do I vote if my shares are held in “street name?”

A:	If you hold your shares in “street name,” (i.e., you hold the shares through a broker, bank or other intermediary), as opposed to holding them “of record,” you will receive a form from your broker or bank seeking instruction as to how your shares should be voted. If you desire to vote shares held in street name in person at the meeting, you need to contact your broker or intermediary and ask how to obtain a “legal proxy” to directly vote such shares.

Q:	What am I voting on?

A:	The matters to be voted upon this year are: (i) the election of our Board of Directors, (ii) ratification and approval of RubinBrown LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2017, (iii) an advisory (non-binding) vote to approve our executive compensation, as disclosed in this proxy statement, and (iv) approval of an amendment to the Company’s Amended and Restated Certification of Incorporation to adopt a reverse stock split. Common stockholders may also vote on any other matter that is properly brought before the meeting.

Q:	Who are the nominees for directors?

A:	We have five directors who are standing for election. We provide biographical information for each director in this Proxy Statement.

Q:	How does the Board recommend I vote?

A:	Our Board recommends that you vote your shares “FOR” each of the nominees to the Board and “FOR” Agenda Items 2, 3 and 4.

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Q:	How will my employee stock purchase plan shares be voted?

A:	Shares of Common Stock held by participants in Allied Healthcare’s employee stock purchase plans will be voted in accordance with instructions provided on a separate card given to participants in such plans.

Q.	What is the voting requirement to approve the matters to be voted on at the Annual Meeting?

A.

The election of directors at the Annual Meeting will be determined on the basis of the five candidates receiving the highest pluralities of votes cast at the Annual Meeting.

Adoption of the proposals in Items 2 and 3 requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote thereon at the Annual Meeting.

Adoption of the amendment to our Amended and Restated Certificate of Incorporation in Item 4 requires a majority of the outstanding shares of Common Stock.

Q:	How are votes counted?

A:

If you hold shares in street name through a broker or other nominee and do note vote your shares or provide voting instructions, your broker may vote for you on “routine” proposals but not on “non-routine” proposals. The ratification of the Company’s auditor is considered routine, but the election of directors and each of the other proposals are non-routine. Therefore, if you do not vote or provide voting instructions regarding the election of directors or the other non-routine proposals, your broker will not be allowed to vote your shares on such proposals. This will result in a broker non-vote. Broker non-votes are not counted as shares present and entitled to vote so they will not affect the outcome of the election for directors (Item 1) or the non-binding vote on our executive compensation (Item 3). However, broker non-votes will be counted towards the vote total for the approval of the amendment to our amended and restated certificate of incorporation for purposes of a reverse stock split (Item 4) and will have the same effect as “against” votes.

If you indicate that you wish to “abstain,” your vote will be counted as present for purposes of determining a quorum and present at the meeting and entitled to vote on the subject matter. Abstentions will have the same effect as a vote against the proposals in Items 2, 3 and 4. Abstentions will not affect the outcome of the election of directors since the nominees are elected by a plurality of votes cast. If you withhold your vote with respect to any or all nominees for director, your vote will be counted as present for purposes of determining a quorum but will not be counted as a vote for election of the director or directors.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	We are not aware of any business other than the election of directors and the ratification of the Company’s independent registered public accounting firm to be acted upon at the Annual Meeting. If you grant a proxy, the person(s) named as proxy holder(s) will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Q:	What if I vote and then change my mind as to how I want to vote or want to revoke my proxy?

A:	If you are a stockholder of record, you may change your vote by granting a new proxy bearing a later date, by providing our Secretary with written notice of revocation of your proxy, or by attending the meeting and casting your vote in person. To change or revoke your vote for shares you hold in street name, you will need to follow the instructions in the materials your broker or bank provides you.

Q:	Whom may I call with questions about the Annual Meeting?

A:	For information about your stock ownership, or for other stockholder services, please contact Stockholder Relations at 314-771-2400, extension 604. For information about the meeting itself, please contact Daniel C. Dunn, our Secretary, at 314-771-2400.

Q:	What should I do if I receive more than one proxy card?

A:	If you hold shares in more than one account you will receive a proxy card for each account. It is important that you vote shares represented by each proxy card you receive.

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II.	AGENDA ITEM 1 - ELECTION OF DIRECTORS

The Company’s Board of Directors is comprised of a single class. The directors are elected at the Annual Meeting of the Stockholders of the Company and each director elected holds office until his or her successor is elected and qualified. The Board currently consists of five members. The stockholders will vote at the 2016 Annual Meeting for the election of all five directors for the one-year term expiring at the Annual Meeting of Stockholders in 2017. There are no family relationships among any directors or executive officers of the Company.

The persons named in the enclosed proxy will vote for the election of the nominees named below unless authority to vote is withheld. All nominees have consented to serve if elected. In the event that any of the nominees should be unable to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any nominee named herein will be unable to serve.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” EACH OF THE NOMINEES NAMED BELOW. IF YOU SIGN AND RETURN THE PROXY CARD AND DO NOT SPECIFY OTHERWISE, WE WILL VOTE YOUR SHARES FOR THE ELECTION OF THE FIVE NOMINEES LISTED BELOW.

The biographies of each of the nominees and continuing directors below contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Governance and Nominating Committee and the Board to determine that the person should serve as a director for the Company beginning in 2016.

The Governance and Nominating Committee does not have a fixed process for identifying and evaluating potential candidates to be nominees for directors, and there is no fixed set of qualifications that candidates must satisfy to be considered. The Governance and Nominating Committee has the flexibility to consider any factors as it deems appropriate. These factors may include education, diversity, experience in the Company’s industry, the interplay of the candidate’s experience with that of other members of the Board of Directors, and the extent to which the candidate would be a desirable addition to the Board of Directors and to any of the committees of the Board of Directors. The Governance and Nominating Committee will evaluate nominees for directors submitted by stockholders in the same manner in which it evaluates other director nominees. No stockholder has properly nominated anyone for election as a director at the Annual Meeting.

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NAME OF NOMINEE	AGE	PRINCIPAL OCCUPATION	DIRECTOR SINCE

Judith T. Graves	69	Retired	February 2004

Joseph E. Root	71	Attorney	October 2006

William A. Peck	83	Co-Director, Center for Health Economics and Policy, School of Medicine, Washington University, St. Louis, Missouri	April 1994

Earl R. Refsland	73	President and Chief Executive Officer of the Company, St. Louis, Missouri	September 1999

John D. Weil (Chairman)	75	Private Investor	August 1997

Except as set forth below, each of the nominees has been engaged in his or her principal occupation described above during the past five years.

Ms. Graves retired as the Assistant Director for Administrative Services and Controller to the Board of Commissioners of the Saint Louis Art Museum. Prior to assuming expanded responsibilities, Ms. Graves had been the Museum’s Director of Finance and Controller to the Board of Commissioners since 1984. Ms. Graves brings to the board over thirty years of experience in finance and accounting.

Mr. Root is an attorney and is the founder and chief executive officer of Qualipat, LLC, a consulting firm providing training and outsourcing solutions to corporations and patent lawyers. He served as Chief Patent Counsel to UnitedLex Corp. from April 2008 to August 2009. Mr. Root’s legal practice has been focused in the field of intellectual property, technology and patent law. His career has spanned a range of positions both in-house and in private practice, including General Counsel of Marquip, Inc. in Phillips, Wisconsin and IP counsel positions with Johnson Controls, Inc. and RJR-Nabisco, Inc. He engaged in private practice with the New York offices of the Bryan Cave and Kenyon & Kenyon law firms. Mr. Root received a J.D., magna cum laude, from Wake Forest University, and a B.S. from the United States Military Academy. Before attending law school, Mr. Root served as an Armor Officer in the U.S. Army and in engineering and production management positions. The Board believes that Mr. Root’s knowledge in the field of intellectual property law and his experience in advising small businesses make him a desirable member of the Board.

Dr. Peck is currently serving as the Wolff Distinguished Professor at Washington University and Director of the Center for Health Policy. From 1993 to June 2003, Dr. Peck served as Executive Vice Chancellor for Medical Affairs at Washington University and from 1989 to June 2003, Dean of the School of Medicine at Washington University, St. Louis, Missouri. Dr. Peck served as a director of Angelica Corporation from 1996 until August 2006. From 1990 until 2005 Dr. Peck served as a director of Hologic and from 1993 until 2004 he served as a director Reinsurance Group of America. Dr. Peck also currently serves as a Director for FSB, H.D. Smith Wholesale Drug Company, and Pritikin Longevity Center. Dr. Peck brings to the board of directors many years of experience as a director of public companies, including service as chairman and service on audit, compensation and executive committees, as well as knowledge of the health care system.

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Mr. Refsland has served as President and Chief Executive Officer of the Company since September 1999. From February 1999 to January 2000, Mr. Refsland served as Director and Chairman of the Board of Andros Technologies. From May 1995 to March 1998, Mr. Refsland served as President and CEO of Photometrics Limited. Mr. Refsland previously served as Chief Executive Officer and member of the Board of Directors of Allied Healthcare Products, Inc. from 1986 to 1993. Mr. Refsland brings to the board of directors nearly thirty years of experience in the medical industry, including twenty-three years as the Chief Executive Officer of Allied Healthcare Products, Inc. The Board believes that Mr. Refsland’s medical industry experience, executive experience, and extensive experience in all disciplines of business and manufacturing make him a desirable member of the Board.

Mr. Weil serves as the Chairman of the Company’s Board of Directors. Mr. Weil has been the President of Clayton Management Co., a private investment company, since 1973 and was a director of Baldwin & Lyons, Inc., a publicly traded insurance company until May, 2015. Mr. Weil was also a member of the board of directors of Pico Holdings, Inc. from 1996 until August 2010 and a member of the board of directors of Highbury Financial Inc. from 2009 until that company was sold in April 2010. Mr. Weil also serves as an emeritus member of the Board of Trustees of Washington University, St. Louis, Missouri, and an honorary Trustee of the St. Louis Art Museum Commission.

Mr. Weil has wide-ranging experience on various boards and as president of an investment company. The Board believes that Mr. Weil’s knowledge in the areas of officer compensation, risk assessment and oversight, corporate governance, finance, investment, and board development makes him a valuable resource as our independent Chairman and as a member of our Audit, Compensation, and Governance and Nominating Committees.

Board of Director Independence

The Board has determined that each of the current Directors other than Mr. Refsland is independent within the meaning of the Company’s director independence standards, which reflect the Nasdaq Stock Market director independence standards, as currently in effect. Furthermore, the Board has determined that each of the members of each of the committees is independent within the meaning of the Sarbanes-Oxley Act of 2002 (Audit Committee) and the Nasdaq Stock Market committee independence standards (Audit, Compensation and Nominating/Corporate Governance Committees).

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Board Risk Oversight – Committee Structure

Board Oversight

The Board believes that having an independent Chairman of the Board is in the best interest of stockholders. An independent Chairman ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.

The Board is actively involved in overseeing the Company’s management of risk. This oversight is conducted primarily through committees of the Board, as described below. The full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

The Board of Directors of the Company held four meetings during the fiscal year ended June 30, 2016. The Board of Directors presently maintains a Compensation Committee, an Audit Committee and a Governance and Nominating Committee. While there is no formal policy concerning director attendance at the annual meeting, all members of the Board are encouraged to attend if reasonably able to do so.

Committee Structure

The Compensation Committee in fiscal year 2016 consisted of Messrs. Weil, Root, Peck and Madam Graves. This committee reviews and approves the Company’s executive compensation policy, reviews and approves decisions concerning management bonuses. As the Company did not make any changes to executive compensation amounts or make any grants of equity compensation, the Compensation Committee did not hold a separate meeting during the fiscal year ended June 30, 2016. A copy of the Compensation Committee Charter is available on the Company’s website: www.alliedhpi.com.

The Compensation Committee is responsible for overseeing management of risks relating to the Company’s compensation and benefits systems. To assist it in satisfying these oversight responsibilities, the Committee may retain its own compensation consultant and hold meetings with management and with outside counsel to understand the financial, human resources and stockholder implications of compensation decisions being made. In fiscal year 2016, the Committee did not engage any consultant to provide advice or services related to compensation of the Company’s named executive officers.

The Audit Committee in fiscal year 2016 consisted of Messrs. Weil, Root, Peck and Madam Graves. The Charter for the Audit Committee is available on the Company’s web site: www.alliedhpi.com. This committee recommends engagement of the Company’s independent auditors and is primarily responsible for approving the services performed by the Company’s independent auditors. This committee is also responsible for reviewing and evaluating the Company’s accounting principles and its systems of internal accounting controls and overseeing the management of risks related to these activities. The Audit Committee held two meetings during the fiscal year ended June 30, 2016. The Board of Directors has determined that nominees for director should meet all the criteria that have been established by the Board of Directors and the Nomination, Compensation and Governance Committee for board membership and not just have certain specific qualities or skills, such as those that would qualify a nominee as an “audit committee financial expert.” Accordingly, the Board of Directors believes that it is not in the best interests of the Company to nominate as a director someone who does not have all the experience, attributes and qualifications sought. The Audit Committee consists of independent directors, each of whom has been selected for the Audit Committee by the Board of Directors based on its determination that they are fully qualified to monitor the performance of management, internal accounting operations and the independent public accountants, and are fully qualified to monitor the disclosures of the Company to the end that they fairly present its financial condition and results of operations. Although one or more of the members of the Audit Committee meets, in the Company’s opinion, the SEC definition of an “audit committee financial expert,” the Board of Directors has decided not to designate any one of them as such. In addition, the Audit Committee has the ability on its own to retain other independent public accountants or other consultants whenever it deems appropriate. The Board of Directors believes that this is fully equivalent to having an “audit committee financial expert” on the Audit Committee.

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SEC rules require that members of the Audit Committee may not be “affiliates” of the Company. A person who has control over the Company, as determined by SEC rules, is deemed an affiliate and thus not independent for purposes of serving on the Audit Committee. The Board notes that Mr. Weil has beneficial ownership of 39.9% of Allied’s voting stock. However, even if it were assumed that all members of management and the Board would vote their outstanding shares in unison with Mr. Weil, Mr. Weil would not have a majority of Allied’s voting stock. Further, the Board believes that Mr. Weil’s interests are aligned with all other holders of Allied’s stock. As a result, the Board has concluded that Mr. Weil is independent for the purpose of service on the Audit Committee. The Board evaluates the independence of all Audit Committee members on a continuing basis.

The Governance and Nominating Committee consists of Messrs. Weil, Root, Peck and Madam Graves. This committee recommends nominees to fill vacancies on the Board of Directors. The Governance and Nominating Committee did not hold a meeting during the fiscal year ended June 30, 2016. The Governance and Nominating Committee will consider nominees submitted by stockholders for inclusion on the recommended list of nominees submitted by the Company and voted on at the Annual Meeting of Stockholders if such nominations were submitted in writing to the Company’s headquarters Attention: Governance and Nominating Committee, no later than June 1 in the year of such Annual Meeting of Stockholders. The Governance and Nominating Committee does not have a charter, but in the course of performing its duties, the committee adheres to the Company’s Corporate Governance Principles, a copy of which is available on the Company’s website: www.alliedhpi.com.

Compensation of Directors

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified board members. Each director who is not an employee of the Company is entitled to receive an annual fee of $20,000 for his services as a director and additional fees of $1,000 for attendance at each meeting of the Board of Directors and $350 for attendance at each meeting of committees of the Board of Directors. The Audit Committee Chairman is entitled to receive an additional annual fee of $1,000. Directors are also entitled to reimbursement for their expenses in attending meetings.

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In addition to such cash payments, in fiscal year the Company provided the following stock-based incentives.

1.          Upon initial election to the Board, a Director receives an option to purchase 10,000 shares of the Company’s Common Stock which vests as to 2,500 shares on the second anniversary and then at a rate of 2,500 shares per year thereafter.

2.          Upon reelection to the Board, each Director receives an option to purchase 1,000 shares of the Company’s Common Stock, which vests in full on the first anniversary of the grant date.

3.          Upon election or reelection as the chairman of any standing committee of the Board or upon reelection as Chairman of the Board, a Director receives an option to purchase 500 shares of the Company’s Common Stock, which vests in full on the first anniversary of the grant date.

4.          Upon the initial election of a non-employee as Chairman of the Board, a Director receives an option to purchase 5,000 shares of the Company’s Common Stock, which vests in full on the first anniversary of the grant date.

Director Compensation Table

The following table sets forth the compensation we paid to our non-employee directors for their service in fiscal year 2016.

					Change in
					Pension
					Value and
			Option	Non-Equity	Nonqualified
	Fees Earned	Stock	Awards	Incentive Plan	Deferred	All Other
	or Paid in	Awards	($)	Compensation	Compensation	Compensation	Total
Name	Cash($)	($)	(1)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Judith T. Graves	$25,700	—	$737	—	—	—	$26,437
Joseph E. Root	$24,700	—	$737	—	—	—	$25,437
William A. Peck	$24,700	—	$737	—	—	—	$25,437
John D. Weil	$24,700	—	$737	—	—	—	$25,437

(1)	Amounts represent the grant date fair value calculated pursuant to ASC Topic 718 for the indicated fiscal year. Additional information about the assumptions used when valuing equity awards is set forth in our Annual Report on Form 10-K in the Notes to Consolidated Financial Statements for those fiscal years.

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Indemnification and Limitation of Liability

The Company’s Amended and Restated Certificate of Incorporation provides that the Company’s directors are not liable to the Company or its stockholders for monetary damages for breach of their fiduciary duties, except under certain circumstances, including breach of the director’s duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law or any transaction from which the director derived improper personal benefit. The Company’s By-laws provide for the indemnification of the Company’s directors and officers, to the full extent permitted by the Delaware General Corporation Law. The company also has indemnification agreements with each officer and director providing for contractual indemnification substantially similar in scope to the provisions of the By-Laws.

III.	AGENDA ITEM 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company engaged RubinBrown LLP to audit the Company’s financial statements for the fiscal year ended June 30, 2016. Representatives of RubinBrown LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Audit Committee has selected RubinBrown LLP to be the independent registered public accounting firm for fiscal year ending June 30, 2017 and recommends that the stockholders ratify the appointment of the accounting firm. Although stockholder approval is not required by law, the appointment is submitted by the Audit Committee of the Board of Directors in order to give the stockholder a voice in the designation of auditors. If the stockholders do not ratify the selection of RubinBrown LLP, the Audit Committee will review the selection of the independent registered public accounting firm. Even if the resolution is approved, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that a change would be in the best interest of the Company and its stockholders.

The Board of Directors unanimously recommends a vote FOR ratification of RubinBrown LLP as the Company’s independent registered public accounting firm.

IV.	AGENDA ITEM 3 - ADVISORY (NON-BINDING) APPROVAL OF EXECUTIVE COMPENSATION

We are providing our stockholders the opportunity to vote on an advisory (non-binding) resolution to approve our executive compensation as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the tabular disclosure regarding compensation of the Company’s named executive officers and the narrative disclosure accompanying those tables, all as set forth in the Executive Compensation section of this proxy statement. The Company held its last advisory vote regarding how often the Company should include a say-on-pay vote in its proxy materials in 2013. As a result of that vote, the Company’s Board determined that we will have such an advisory vote every year.

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The following resolution is submitted for stockholder approval:

Resolved, that the stockholders approve the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s proxy statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the tabular disclosure regarding compensation of our Named Executive Officers and the narrative disclosure accompanying those tables.

Because your vote is advisory, it will not be binding upon the Board, however the Board will take the outcome of this vote into consideration in making future executive compensation decisions.

The Board of Directors unanimously recommends a vote FOR this resolution.

V.	AGENDA ITEM 4 - Adoption of AMENDMENT TO THE COMPANY’S Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split

Overview

The Company’s Board of Directors has adopted a resolution approving an amendment to the Company’s Amended and Restated Certificate of Incorporation and recommending that the Company’s stockholders adopt such amendment. The proposed amendment would: (i) effect a reverse stock split of its issued and outstanding common stock, par value $.01 per share, (the “Common Stock”) at a ratio of not less than one-for-two (1:2) and not more than one-for-five (1:5), the exact reverse stock split ratio to be determined by the Board of Directors and publicly announced prior to the filing of the Amendment. The primary purpose of the Board of Directors in proposing the reverse stock split is to raise the per share trading price of the Company’s Common Stock to better enable the Company to maintain the listing of its Common Stock on the Nasdaq Stock Market (the “Nasdaq”). An increase in the Company’s share price may also help maintain the Company’s investor base as many institutional investors and mutual funds have rules against purchasing a stock whose price is below a certain threshold.

If the proposed amendment is adopted by the stockholders, the reverse stock split will be accomplished by the filing with the Secretary of State of the State of Delaware of the amendment that contains the reverse stock split ratio determined by the Board of Directors to be in the best interests of the Company and stockholders and publicly announced prior to the filing of the amendment, which determination shall be made not later than February 20, 2017.

Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of Common Stock outstanding immediately following the reverse stock split as that stockholder held immediately before the reverse stock split.

The form of the proposed amendment to accomplish the reverse stock split is attached to this Proxy Statement as Appendix A. The attached amendment is marked to show the changes to the existing Amended and Restated Certificate of Incorporation. The following discussion is qualified in its entirety by the full text of the proposed amendment, which is hereby incorporated by reference.

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Purposes of the Reverse Stock Split

As previously reported, on February 26, 2016, the Company received a notification from Nasdaq that it had failed to comply with Nasdaq’s “Minimum Bid Price Rule,” which requires that the Company’s common stock generally trade above $1.00 per share. In this original notification and in accordance with Nasdaq Rules, the Company was provided a period of 180 calendar days, or until August 24, 2016, to regain compliance with the Minimum Bid Price Rule. On April 6, 2016, listing of shares of our common stock was transferred from the Nasdaq Global Market to the Nasdaq Capital Market. In approving the transfer of the listing of our common stock, Nasdaq granted a second compliance period to satisfy the Minimum Bid Price Rule, subject to the Company meeting the continued listing requirements for market value of publicly held shares and all other applicable requirements for an initial listing on the Nasdaq Capital Market, with the exception of the Minimum Bid Price Rule.

The primary purpose of the Board of Directors in proposing the reverse stock split is to raise the per share trading price of the Company’s Common Stock to satisfy the Minimum Bid Price Rule. However, the Common Stock may not remain equal to or in excess of $1.00 for a substantial period of time. The market price of the Common Stock is also based on other factors in addition to the number of shares outstanding, including our future performance. The Board of Directors also believes that an increase in the Company’s share price may also help maintain the Company’s investor base as many institutional investors and mutual funds have rules against purchasing a stock whose price is below a certain threshold.

Board of Directors’ Discretion to Implement Reverse Stock Split and Determine the Ratio

If the amendment effecting the reverse stock split is adopted by the stockholders, an amendment will become effective, if at all, only upon a determination by the Board of Directors not later than February 20, 2017 of the reverse stock ratio to be used and that the actions contemplated by the amendment containing such reverse stock split ratio are in the best interests of the Company and the stockholders. Notwithstanding approval by the stockholders, the Board of Directors may, in its sole discretion, abandon the proposed amendment and determine not to implement any reverse stock split. If the Board of Directors elects not to implement the reverse stock split at this time, stockholder approval would again be required prior to implementing any subsequent reverse stock split.

The ratio of the reverse stock split, if approved and implemented, will be a ratio of not less than one-for-two (1:2) and not more than one-for-five (1:5), as determined by the Board of Directors in its sole discretion. In determining the reverse stock split ratio, the Board of Directors will consider numerous factors, including:

•	the historical and projected performance of our Common Stock;

•	prevailing market conditions;

•	general economic and other related conditions prevailing in our industry and in the marketplace;

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•	our capitalization (including the number of shares of Common Stock issued and outstanding);

•	the prevailing trading price for our Common Stock and the volume level thereof; and

•	the potential devaluation of our market capitalization as a result of the reverse stock split.

Our purpose for requesting authorization to implement the reverse stock split at a ratio to be determined by the Board of Directors, as opposed to a ratio that is fixed in advance, is to give the Board of Directors the flexibility to take into account then-current market conditions and changes in the price of our Common Stock and to respond to any other developments that may be relevant when considering the appropriate ratio.

The Board of Directors will determine the exact reverse stock split ratio within the stated range prior to filing the amendment with the Secretary of State of the State of Delaware and such reverse stock split ratio will be publicly announced prior to such filing.

Certain Risks Associated with Reverse Stock Split

A reverse stock split could result in a significant devaluation of the Company’s market capitalization and the trading price of our Common Stock. Although the Board of Directors expects that the reverse stock split will result in an increase in the market price of the Company’s Common Stock, it cannot assure you that the reverse stock split, if implemented, will increase the market price of the Common Stock in proportion to the reduction in the number of shares of the Common Stock outstanding or result in a permanent increase in the market price. Accordingly, the total market capitalization of the Company’s Common Stock after the proposed reverse stock split may be materially lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of the Common Stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split.

The effect of the reverse stock split upon the market price of our Common Stock cannot be predicted with any certainty. The market price of the Common Stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future success and other factors detailed from time to time in the reports we file with the SEC. If the reverse stock split is implemented and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split.

The reverse stock split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell. The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of our Common Stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

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The reverse stock split may not generate additional investor interest. While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our Common Stock may not necessarily improve.

The reduced number of shares of Common Stock resulting from a reverse stock split could adversely affect the liquidity of our Common Stock. Although the Board of Directors believes that the decrease in the number of shares of the Common Stock outstanding as a consequence of the reverse stock split and the anticipated increase in the market price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the reverse stock split.

The increased proportion of unissued authorized shares to issued shares resulting from a reverse stock split could, under certain circumstances, have an anti-takeover effect. If the reverse stock split is approved and implemented, the proportion of unissued authorized shares to issued shares will increase because we are not proposing to reduce the number of shares of Common Stock or preferred stock authorized for issuance. This could allow for issuances of stock that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of us with another company. However, the reverse stock split is not being proposed in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to our Board of Directors and our stockholders.

Anticipated Effects of Reverse Stock Split

Effect on Authorized and Outstanding Shares. Currently, we are authorized to issue up to a total of thirty million 30,000,000 shares of Common Stock and 1,500,000 shares of preferred stock. Upon effectiveness of the reverse stock split, the number of authorized shares that are not issued or outstanding will increase because the proposed amendment will not reduce the number of authorized shares while it will reduce the number of outstanding shares by one-half to one-fifth, depending on the exchange ratio selected by our Board of Directors. As of the date of this proxy statement, we do not have any current plans, agreements, understandings, etc. with respect to the authorized shares that will become available for issuance after the reverse stock split has been implemented. As of June 30, 2016, there were 8,027,147 shares of Common Stock outstanding and no shares of preferred stock outstanding. The following table illustrates the effects of the reverse stock split at certain exchange ratios within the one-for-two (1:2) and one-for-five (1:5) range, without giving effect to any adjustments for fractional shares of Common Stock, on our outstanding shares of Common Stock as of June 30, 2016:

As of June 30, 2016	Pre-Reverse Split	Post 1:2 Reverse Split	Post 1:5 Reverse Split
Outstanding Common Stock	8,027,147	4,013,573	1,605,429
Shares Reserved under 2009 Stock Incentive Plan	600,000	300,000	120,000
Shares Reserved under 2013 Incentive Plan for Non-Employee Directors	75,000	37,500	15,000

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Our Common Stock is currently registered under Section 12(b) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of our Common Stock under the Exchange Act. If the proposed reverse stock split is implemented, we currently expect that the Common Stock will continue to be traded on the Nasdaq under the symbol “AHPI,” provided that we meet the continued listing requirements (although the Nasdaq would likely add the letter “D” to the end of the trading symbol for a period of about 20 trading days to indicate that the reverse stock split has occurred).

Effect on Outstanding Stock Awards; Stock Plans. The reverse stock split, when implemented, will affect outstanding restricted stock awards and options to purchase our Common Stock. The proposed reverse stock split will also reduce the number of shares of Common Stock issuable under the Company’s 2009 Stock Incentive Plan and 2013 Incentive Plan for Non-Employee Directors, collectively referred to as the “Equity Incentive Plans.” The per share exercise price of all outstanding option awards will be increased proportionately and the number of shares of Common Stock issuable upon the exercise of all outstanding option awards and the vesting of all unvested restricted stock will be reduced proportionately. These adjustments will result in approximately the same aggregate exercise price being required to be paid for all outstanding option awards upon exercise, although the aggregate number of shares issuable upon exercise of such option awards will be reduced proportionately following the reverse stock split.

Effect on Existing Stockholders. The number of shares of Common Stock held by each stockholder will be reduced as a result of the reverse stock split. For example, as a result of a one-for-five reverse stock split, a stockholder holding 100 shares of Common Stock before the reverse stock split would hold 20 shares of Common Stock immediately after the reverse stock split. No fractional shares will be issued and any stockholder that holds a fractional share interest will receive payment as described below under “Treatment of Fractional Shares.”

Effect on the Company. We expect our business and operations to continue as they are currently being conducted and the reverse stock split is not anticipated to have any effect upon the conduct of such business. We expect to incur expenses of approximately $[          ] to effect the reverse stock split.

Accounting Consequences

The par value per share of our Common Stock will remain unchanged at $0.01 per share after the reverse stock split. As a result, on the effective date of the reverse split, the stated capital on the Company’s balance sheet attributable to our Common Stock will be reduced proportionately from its present amount, and the additional paid in capital account shall be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of Common Stock outstanding. The Company does not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

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Treatment of Fractional Shares

No fractional shares will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to an amount in cash (without interest or deduction) equal to the fraction of one share to which such stockholder would otherwise be entitled multiplied by the product of: (i) the average of the closing prices of our common stock on the Nasdaq Capital Market or other principal market of our common stock, as applicable, for the five consecutive trading days immediately preceding the effective date of the reverse stock split and (ii) the reverse split factor chosen by the Board. Except for the right to receive the cash payment in lieu of fractional shares, stockholders will not have any voting, dividend or other rights with respect to the fractional shares they would otherwise be entitled to receive.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders may reside, where we are domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the reverse stock split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Effect on Registered Certificated Shares

Some registered stockholders hold their shares of Common Stock in certificate form or a combination of certificate and book-entry form. If any of your shares of Common Stock are held in certificate form, you will receive a letter of transmittal from the Company’s transfer agent as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-split shares to the exchange agent. Upon receipt of your properly completed and executed letter of transmittal and your stock certificate(s), you will be issued the appropriate number of shares either in certificate form or electronically in book-entry form under the new direct registration system. If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described above under “Treatment of Fractional Shares.” No new stock certificates or payments in lieu of fractional shares will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) to the transfer agent.

Beginning on the effective date of the reverse stock split, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.

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STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Effect on Registered Book-Entry Holders

The Company’s registered stockholders may hold some or all of their shares electronically in book-entry form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

●	If you hold shares in a book-entry form, you do not need to take any action to receive your post-split shares or your cash payment in lieu of any fractional share interest, if applicable. If you are entitled to post-split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

●	If you are entitled to a payment in lieu of any fractional share interest, a check will be mailed to you at your registered address as soon as practicable after the Company’s transfer agent completes the aggregation and sale described above in “Treatment of Fractional Shares.” By signing and cashing this check, you will warrant that you owned the shares for which you receive a cash payment.

U.S. Federal Income Tax Consequences

The following is a general summary of certain U.S. federal income tax consequences of the reverse stock split to our stockholders. This summary does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, tax-exempt entities, entities or arrangements treated as partnerships for U.S. federal income tax purposes, and stockholders owning large positions in our Common Stock. Other stockholders may also be subject to special tax rules, including, but not limited to, stockholders that received Common Stock as compensation for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, stock as part of a straddle, hedging or conversion transaction for U.S. federal income tax purposes. This summary also assumes that you are a U.S. Holder (defined below) who has held, and will hold, shares of Common Stock as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), i.e., generally, property held for investment. Finally, the following discussion does not address the tax consequences of transactions occurring prior to or after the reverse stock split (whether or not such transactions are in connection with the reverse stock split), including, without limitation, the exercise of options or rights to purchase Common Stock in anticipation of the reverse stock split.

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The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. You should consult with your own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term “U.S. Holder” means a stockholder that is, for U.S. federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any state, including the District of Columbia; an estate the income of which is subject to U.S. federal income tax regardless of its source; or a trust that (i) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The following discussion is based on the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Internal Revenue Service could adopt a contrary position. In addition, future legislative, judicial or administrative changes or interpretations could adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences described herein. No ruling from the Internal Revenue Service or opinion of counsel has been obtained in connection with the reverse stock split.

No gain or loss should be recognized by a U.S. Holder upon such holder’s exchange of pre-reverse stock split shares of Common Stock for post-reverse stock split shares of Common Stock pursuant to the reverse stock split, except with respect to cash, if any, received in lieu of fractional shares, as described below. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split should generally be the same as the holder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefor (excluding any amount allocable to a fractional share for which cash is received). The holder’s holding period for the post-reverse stock split shares should include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

In general, the receipt of cash by a U.S. Holder in lieu of a fractional share of post-reverse stock split Common Stock should result in a taxable gain or loss to such U.S. Holder for U.S. federal income tax purposes. The amount of the taxable gain or loss to the U.S. Holder should generally be determined based upon the difference between the amount of cash received by such U.S. Holder and the amount of pre-reverse stock split basis allocable to the fractional share. The gain or loss recognized should generally constitute capital gain or loss and long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year. There are limitations on the deductibility of capital losses under the Code. Under certain circumstances, the Internal Revenue Service could assert that a stockholder will recognize gain on the entire transaction up to the amount of cash received for the fractional shares or that all or part of the cash for the fractional shares should be taxed as a dividend as opposed to receiving capital gain treatment. Because of the modest overall amount of cash payments to be made and because dividend income is now taxed generally at the same rates as income from long term capital gains, the impact of any such assertion would not be material.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

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No Dissenters’ Rights

The holders of shares of Common Stock will have no dissenters’ rights of appraisal under Delaware law, the Restated Certificate of Incorporation or the Bylaws with respect to the proposed amendment to accomplish the reverse stock split.

Approval Required

The affirmative vote of a majority of the shares of Common Stock of the Company entitled to vote thereon is required to adopt the amendment to accomplish a reverse stock split of our Common Stock. The effect of an abstention or broker non-vote is the same as that of a vote against the proposal.

The Board of Directors unanimously recommends that you vote FOR adoption of the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock.

VI.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our directors and executive officers and all persons known to the Company to be the beneficial owners of more than five percent of the Company’s Common Stock as of [__________], 2016, based upon filings by such persons with the SEC under applicable provisions of the federal securities laws. As of the close of business on [__________], 2016, there were 8,027,147 shares of Common Stock outstanding. Shares of common stock subject to options and warrants that are currently exercisable or exercisable within 60 days of [__________], 2016 are considered outstanding and beneficially owned by the person holding the options or warrants for the purposes of computing beneficial ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is the address of the Company’s headquarters.

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Name and address of Beneficial Owner	Shares Owned Beneficially		Percent of Outstanding Shares
Five Percent Stockholders
Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94104	584,338	(1)	7.3%

Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	496,990	(1)	6.2%

Directors and Executive Officers
Earl R. Refsland Director and Chief Executive Officer	372,859		4.6%

John D. Weil Chairman of the Board of Directors	3,211,665	(2)	39.9%

William A. Peck, M.D. Director	15,000	(3)	*

Joseph E. Root Director	27,000	(4)	*

Judith T. Graves Director	15,500	(5)	*

Daniel C. Dunn Vice President — Finance, Chief Financial Officer and Secretary	16,306	(6)	*

All directors and executive officers as a group (6 persons)	3,658,330		45.1%

* Less than 1.00%.

(1)	Holdings reported on Form 13G as of July 31, 2016.

(2)	Includes 262,247 shares over which Mr. Weil may be deemed to have sole voting and dispositive power and 2,934,418 shares over which Mr. Weil may be deemed to share voting and dispositive power with members of his family and affiliates thereof. Includes 15,000 shares deemed owned as a result of exercisable options.

(3)	Includes 15,000 shares deemed owned as a result of exercisable options.

(4)	Includes 25,000 shares deemed owned as a result of exercisable options.

(5)	Includes 15,000 shares deemed owned as a result of exercisable options.

(6)	Includes 15,000 shares deemed owned as a result of exercisable options and 506 shares held in the Company’s Employee Stock Ownership Plan.

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VII.	EXECUTIVE OFFICERS

This section provides information regarding the executive officers of the Company who are appointed by and serve at the pleasure of the Board of Directors:

NAME	AGE	POSITION(S)

Earl R. Refsland	73	Director, President and Chief Executive Officer(1)

Andrew D. Riley	40	Vice President — Operations(2)

Daniel C. Dunn	57	Vice President — Finance, Chief Financial Officer Secretary & Treasurer(3)

(1)	Mr. Refsland has been Director, President and Chief Executive Officer of the Company since September, 1999.

(2)	Mr. Riley has been Vice President — Operations since July, 2014. He previously held the position of Director of Operations and Plant Manager from January 2012 to July 2014. Prior to that time, Mr. Riley held multiple leadership positions at Owens Corning from 2005 to 2012.

(3)	Mr. Dunn has been Vice President — Finance, Chief Financial Officer, Secretary and Treasurer since July, 2001. He previously held the position of Director of Finance at MetalTek International from 1998 to 2001. Prior to that time, Mr. Dunn held the position of Corporate Controller at Allied Healthcare Products, Inc. from 1994 to 1998.

VIII.	EXECUTIVE COMPENSATION

Compensation Committee.

The Compensation Committee, composed entirely of non-employee members of the Board of Directors, reviews, recommends and approves changes to the Company’s compensation policies and program for the chief executive officer, other senior executives and certain key employees. In addition to the delegated authority in areas of compensation, the Committee administers the Company’s stock option plans and agreements and recommends to the Board of Directors annual or other grants to be made in connection therewith.

In the Committee’s discharge of its responsibilities, it considers the compensation, primarily of the chief executive officer and the Company’s other executive officers, and sets overall policy and considers in general the basis of the levels of compensation of other key employees.

Policy and Objectives.

Recognizing its role as a key representative of the stockholders, the Committee seeks to promote the interests of stockholders by attempting to align management’s remuneration, benefits and perquisites with the economic wellbeing of the Company. Basically, the Committee seeks the successful implementation of the Company’s business strategy by attracting and retaining talented managers motivated to accomplish these stated objectives. The Committee attempts to be fair and competitive in its views of compensation. Thus, rewards involve both business and individual performance.

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Components of Compensation

The Company offers the following compensation and employee benefits to those executive officers whose names appear in the Summary Compensation Table below (collectively, our “Named Executive Officers” or “NEOs”):

Base Salary

Base salaries for the chief executive officer, as well as other executive officers of the Company, are determined primarily based on performance. Generally, the performance of each executive officer is evaluated annually and salary adjustments are based on various factors including revenue growth, earnings per share improvement, increases in cash flow, new product development, market appreciation for publicly traded securities, reduction of debt and personal performance. In addition, the Committee may compare salary data for similar positions in companies that match the Company’s size in sales and earnings and utilizes such data as a factor in setting base salaries, including compensation market studies published by Salaries.com or similar service. The Committee approves base salary adjustments for the executive officers, including the chief executive officer. In fiscal year 2016, the Committee did not increase the base compensation of any of its NEOs.

Mr. Refsland’s Base Salary and Changes. Mr. Refsland’s employment agreement currently calls for an annual base salary of $429,000 plus participation in incentive awards (in cash or securities) as may be granted in the Board’s discretion upon recommendations or approvals by the Compensation Committee. The Annual Salary may be increased in future periods but may not be reduced below $415,000 without Mr. Refsland’s consent.

For potential base salary changes for Mr. Refsland, the Compensation Committee reviews Mr. Refsland’s performance. The review includes, but is not necessarily limited to, leadership competencies and other core values, executive retention results, and other contributions toward achievement of the Company’s strategic plan and objectives. The Committee also takes into account other considerations such as Mr. Refsland’s base salary history and its relationship to that of other NEOs. Except in connection with the negotiation of his employment agreement, Mr. Refsland has not had any direct input to the Compensation Committee relative to increases in his base salary.

Incentive Compensation

Cash Incentive Compensation. To reward achievement of financial performance goals during the fiscal year, the Company may pay cash bonuses to the chief executive officer and other NEOs. The actual amount of any incentive compensation paid to each executive officer is determined subjectively, predicated on an assessment of each participant’s relative role in achieving the annual financial objectives of the Company as well as each such person’s contributions of a strategic nature in maximizing stockholder value. However, in the past several years, including fiscal 2016, the Committee has not awarded cash incentives to any of its NEOs.

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Stock-Based Incentive Compensation. The Company’s 1999 Incentive Stock Option Plan (the “1999 Plan”) expired in June 30, 2009. The Compensation Committee approved the 2009 Stock Incentive Plan (the “2009 Plan”) as a replacement for the 1999 Plan and the stockholders approved the 2009 Plan at the 2009 Annual Meeting. The 2009 Plan authorizes the Company to grant equity based awards in the form of stock options. Officers, employees, and non-employee directors of the Company, its subsidiaries and affiliates are eligible to participate in the Plan. Our incentive stock plans provide a long-term incentive program for the chief executive officer, other executive officers and certain other key employees. The basic objective of these plans is the specific and solid alignment of executive and stockholder interests by forging a direct relationship between this element of compensation and the stockholders’ level of return. These programs represent a desire by the Company to permit executives and other key employees to obtain an ownership position and a proprietary interest in the Company’s Common Stock. Awards under our plans are generally made to executive staff upon hiring and are reviewed periodically, but not annually, thereafter. In fiscal year 2016, no grants of stock based incentive were made to any of the Company’s NEOs under the 2009 Plan or otherwise.

We set the grant date of any award made by the Company to be the date of the Board meeting at which such award was approved, and the grant price is determined in a manner which will not subject the Company, the grantee or the compensation at issue to any tax, interest or penalties under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Section 409A will not impose such taxes if the award is priced based on the closing price of our stock on the Nasdaq Global Market on the date of the grant or the trading day immediately preceding the grant date. We do not have a program, plan or practice of timing equity award grants in conjunction with the release of material non-public information.

Please see the “Option Awards” column of the Summary Compensation Table below, and the columns related to equity awards of the Grants of Plan-Based Awards Table below, and the entire Outstanding Equity Awards as of June 30, 2016 table below for more information on the stock based portion of incentive compensation we pay to our NEOs.

Post-Termination Compensation and Benefits

We maintain a qualified 401(k) savings plan for most salaried employees. Subject to a maximum the IRS sets annually ($18,000 for calendar 2016), participants in our 401(k) savings plan may contribute between 1% and 60% of their compensation to their savings plan accounts. The Company’s contribution consists of a 2% match of participants’ contributions, currently 2% (on the first 8% of the employee’s contribution), and an additional 2% on the participants annual compensation. All contributions vest immediately. At termination, the vested balances under a qualified 401(k) saving plan become available to the terminated participant.

Unless otherwise provided in the incentive grant agreement or as determined by the Compensation Committee, an executive must be employed with the Company at the time the measurement is made for the receipt of any incentive awards. An executive who voluntarily terminates employment prior to the measurement date for an award (other than for retirement) forfeits all rights to the award. For executives who voluntarily terminate employment prior to retirement age, unvested grants of stock options are forfeited.

The Company has entered into agreements with Mr. Refsland and Mr. Dunn granting them payments upon a change of control of the Company. These arrangements are intended to promote stability and continuity of senior management. Information on applicable payments under such agreements for NEOs is contained under the heading “Severance and Change in Control Benefits” below.

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Our incentive stock plans also generally provide that, unless otherwise provided in connection with the specific grant of an option, shares of the Company’s stock acquired upon exercise of an option are subject to redemption by the Company at a price equal to the exercise price paid by the grantee in the event that the employee holding such shares, within six (6) months of terminating employment with the Company, commences employment which the Compensation Committee reasonably believes, in its discretion, to be competitive with the Company or in violation of any employment or other agreement between the Company and such employee. This provision is intended to discourage grantees of stock options from going to work for competitors. The Company’s redemption right, however, is (a) only applicable to shares acquired upon exercise of the option occurring within six (6) months prior to such grantee’s termination of employment with the Company and (b) not applicable if the termination of employment occurs at the election of the employee following a “change of control” of the Company.

We believe these programs further our goal of attracting and retaining top executive talent, and serve to encourage executives to make long-term career commitments to us.

Compensation Policies and Practices

Compensation Recoupment; Adjustments Based On Prior Awards. As the Company has not paid material incentive compensation in recent years, we do not have a policy that requires the adjustment or recovery of awards or payments made to our executive officers if the performance measures on which such awards or payments were based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. The Securities and Exchange Commission recently enacted rules pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act requiring that stock exchanges adopt rules requiring listed companies to adopt recoupment or “clawback” policies. The Company will evaluate any such requirements when they are finalized and review and revise its policies accordingly.

Perquisites And Employee Benefits. We provide our NEOs with certain employee benefits that are generally available to all salaried employees including Company-paid group term life insurance equal to two times annual cash compensation excluding bonuses, Company contributions up to 4% to a 401(k) savings plan, medical and dental plans. In addition, we provide certain of our NEOs with a Company-leased automobile, including automobile insurance, with a total lease value that varies by executive level. We believe these benefits further our goal of attracting and retaining top executive talent.

Additional Information With Respect To Compensation Interlocks And Insider Participation In Compensation Decisions

None of the members of the Company’s Compensation Committee (i) were, during the fiscal year, an officer or employee of the Company; (ii) were formerly an officer or employee of the Company; or, (iii) had any relationship requiring disclosure by the Company as Certain Relationships and Related Transactions.

None of the executive officers of the Company served as a member of a compensation committee of any entity whose executive officers or directors served on the Compensation Committee of the Company.

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Certain Relationships and Transactions

The Company’s Code of Conduct sets forth the Company’s policies concerning transactions with directors, officers and employees. The Code of Conduct can be found at our website: www.alliedhpi.com.

IX.	COMPENSATION DATA

Summary Compensation Table

The following table shows the compensation paid to the Company’s NEO’s for the fiscal years ended June 30, 2016, 2015 and 2014.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
Name & Principal				Stock	Option	Incentive Plan	Compensation	All Other	Total
Position	Year	Salary($)(1)	Bonus	Awards	Awards(2)	Compensation	Earnings	Compensation(3)	Compensation
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Earl R. Refsland	2016	$429,000	—	—	—	—	—	$73,453	$502,453
President and Chief	2015	$429,000	—	—	—	—	—	$74,164	$503,164
Executive Officer	2014	$429,000	—	—	—	—	—	$72,207	$501,207

Daniel C. Dunn	2016	$216,000	—	—	—	—	—	$19,820	$235,820
Vice President - Finance and	2015	$216,000	—	—	—	—	—	$23,157	$239,157
Chief Financial Officer	2014	$216,000	—	—	$1,065	—	—	$31,015	$248,080

Andrew D. Riley	2016	$195,000	—	—	—	—	—	$4,527	$199,527
Vice President -	2015	$195,000	—	—	—	—	—	$6,707	$201,707
Operations	2014	—	—	—	—	—	—	—	$-

(1)	Includes amounts deferred under the 401(k) feature of the Company’s Retirement Savings Plan. As of June 30, 2016, annual base salaries of the NEOs were as follows: Mr. Refsland, $429,000; Mr. Dunn, $216,000; Mr. Riley, $195,000.

(2)	Amounts represent the grant date fair value calculated pursuant to ASC Topic 718 for the indicated fiscal year. Additional information about the assumptions used when valuing equity awards is set forth in our Annual Report on Form 10-K in the Notes to Consolidated Financial Statements for those fiscal years.

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(3)	All Other Compensation in the Summary Compensation Table above includes the following components:

	All Other Compensation
					Perquisites
	Fiscal	401k Match /	Life / Disability	Car	and Personal	Tax	Total Other
Name	Year	Contribution	Insurance	Allowance	Benefits	Gross-ups	Compensation

Earl R. Refsland	2016	$13,080	$19,974	$24,000	$-	$16,399	$73,453
	2015	$13,200	$19,974	$24,334	$-	$16,656	$74,164
	2014	$13,200	$19,974	$24,151	$-	$14,882	$72,207

Daniel C. Dunn	2016	$8,640	$1,971	$4,575	$-	$4,634	$19,820
	2015	$8,640	$1,054	$7,445	$-	$6,018	$23,157
	2014	$8,640	$1,054	$13,129	$-	$8,192	$31,015

Andrew D. Riley	2016	$3,900	$367	$-	$-	$260	$4,527
	2015	$6,394	$184	$-	$-	$129	$6,707
	2014	$-	$-	$-	$-	$-	$-

Grants of Plan-Based Awards

The Company made no Plan-Based awards to its NEOs in fiscal year 2016.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards as of June 30, 2016 for each NEO.

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	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Daniel C. Dunn	15,000			$3.50	8/25/21

________________

(1)	Options become exercisable in three equal installments each year beginning on the grant date.

All options to purchase shares of the Company’s stock held by the NEOs or by Directors of the Company as of June 30, 2016 have been issued pursuant to stock option plans submitted for approval by the Company’s Stockholders.

Number of Shares of
	Number of Shares of		Common Stock
	Common Stock to be	Weighted Average Exercise	Remaining Available for
	Issued Upon Exercise of	Price of Outstanding	Future Issuance Under
	Outstanding Options,	Options, Warrants and	Equity Compensation
Plan Category	Warrants and Rights(1)	Rights	Plans

Equity compensation plans approved by stockholders	100,000	$3.78	627,000

Equity compensation plans not approved by stockholders	none	none	none

Totals	100,000	$3.78	627,000

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Option Exercises and Stock Vested in fiscal year 2016

No options were exercised by any of the NEOs during the fiscal year ended June 30, 2016. The Company did not have outstanding any restricted stock awards subject to vesting during the year ended June 30, 2016.

Nonqualified Deferred Compensation

The Company does not have any non-qualified deferred compensation arrangements with any NEO.

Executive Employment Agreement

In March 2007, the Company entered into an employment contract with Mr. Refsland. The employment contract was amended and restated in December 2009 to comply with Section 409A of the Internal Revenue Code of 1986, as amended. The agreement was initially for a three-year term, which expired in March 2010, after which point it became subject to annual renewals.

The agreement provides that Mr. Refsland will serve as President and Chief Executive Officer. The agreement may be terminated by the Company in the event of Mr. Refsland’s death or disability or unilaterally with or without “Cause” (as defined in the agreement).

In the event of a termination of Mr. Refsland’s employment without cause (or in the event that Mr. Refsland terminates employment with “Good Reason” (as defined in the agreement)), Mr. Refsland is entitled to continued compensation at his then annual salary for two years and with entitlement continuation of fringe benefits during that period. “Good Reason” generally includes changes in the scope of his duties or location of employment but also includes (i) the Company’s written election not to renew the Employment Agreement and (ii) certain voluntary resignations by Mr. Refsland following a “Change of Control” as defined in the Agreement. A “Change of Control” means:

(a)          the acquisition by a person other than Clayton Management Company (or any other person or entity controlled by or under common control with John D. Weil or by a trustee or personal representative designated by said John D. Weil) of beneficial ownership of more than fifty percent (50%) of the outstanding common stock of the Company (as beneficial ownership is determined under Section 13(d) of the Securities Exchange Act); or

(b)          a merger or consolidation with another company or entity (regardless of whether the Company of another entity is the surviving or resulting entity of such merger or consolidation) other than a merger or consolidation in which immediately upon giving effect to such merger or consolidation, the persons who were holders of the common stock of the Company immediately prior thereto continue to be the holders of at least sixty percent (60%) of the surviving or resulting entity; or

(c) a sale of all or substantially all the assets and operations of the Company to a successor entity.

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Change of Control Benefits for Other NEOs

In addition to Mr. Refsland’s employment agreement, the Company has entered into agreements with Mr. Dunn and Mr. Riley, who remain “at will” employees, providing that in the event of such a Change of Control (as defined above) and in the further event such officer’s employment is terminated by the Company or any successor or is voluntarily terminated by the executive as the result of a change in the scope or location of the officer’s duties, then such officer shall be entitled to receive, in lieu of any other severance applicable to such termination, a lump sum payment of one year’s salary (net of required withholding) plus reimbursement for the executive’s cost of continued health insurance for a period of one year following such termination.

X.           AUDIT COMMITTEE

Audit Committee Report

The following is the report of the Audit Committee of the Board of Directors of the Company. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

On behalf of the Board of Directors, the Audit Committee monitors the Company’s financial reporting processes and internal controls, as well as the Company’s relationship with its independent accountants and the performance of such accountants. All of the members of the Audit Committee are independent directors, and the Chairman of the Audit Committee has been determined to have the expertise to serve as chairman by the Corporate Governance Committee. The Board of Directors has adopted a charter for the Audit Committee, which can be accessed under the Corporate Financial section on the Company’s website.

Management has the primary responsibility for preparation of the Company’s financial reports, the Company’s financial reporting systems, and its internal controls. The Audit Committee is not intended to supersede in any respect management’s responsibilities in this regard. Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed such financial statements with management and with the Company’s independent accountants. The Audit Committee has also discussed with the independent accountants matters required to be communicated to the Committee by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee has received from the independent accountants a letter addressing matters which might bear on the independence of the accountants as required by PCAOB Standards. The Audit Committee has discussed independence issues with the accountants and has reviewed their fees and scope of services rendered to the Company. The Audit Committee has discussed the performance of the independent accountants with the Company’s management.

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In reliance on the foregoing, the Audit Committee has recommended to the Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended June 30, 2016.

Audit Committee

Judy T. Graves — Chairman

William A. Peck

Joseph E. Root

John D. Weil

Auditor Independence and Related Information

RubinBrown LLP has no direct or indirect financial interest in the Company or its subsidiaries. Representatives of RubinBrown LLP are expected to be present at the meeting and will be given the opportunity to make a statement on the firm’s behalf if they so desire. The representatives also will be available to respond to appropriate questions raised by those in attendance at the meeting.

XI.          Fees Paid to Independent Registered Public Accounting Firm

During the fiscal years ended June 30, 2016 and 2015, RubinBrown LLP provided various audit, audit related and non-audit related services to us as follows:

Fee Category	Fiscal 2016 Fees	Fiscal 2015 Fees

Audit Fees - Aggregate fees billed for professional services rendered for the audit of our 2016 and 2015 fiscal year annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q or services that are normally provided in connection with statutory and regulatory filings or engagements for the 2016 and 2015 fiscal years.	$135,000	$135,000

Audit Related Fees - Aggregate fees billed for employee benefit plan audits and accounting consultations.	$14,500	$14,500

Tax Fees - Aggregate fees billed for tax compliance, tax advice and tax planning.	-	-

All Other Fees - Aggregate fees billed for products and services provided other than as described in the preceding three (3) categories.	-	-

Total Fees	$149,500	$149,500

The Audit Committee approves the engagement of such services in advance in each such instance. During the 2016 fiscal year, all services described under the “Audit fees” category were approved by the Audit Committee pursuant to such procedures.

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XII.         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms which they file.

To the Company’s knowledge, based solely on review of information furnished to the Company, reports filed through the Company and representations that no other reports were required, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent beneficial owners were complied with during the year ended June 30, 2016, except that Mr. Weil filed one late Form 4 related to his receipt of shares for no consideration from a family trust as part of his estate planning.

XIII.         GENERAL

Solicitation Of Proxies

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone or facsimile for no additional compensation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of the stock held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in so doing.

Stockholder Proposals For 2017 Annual Meeting

The rules of the SEC currently provide that stockholder proposals for the 2017 Annual Meeting must be received at the Company’s principal executive office not less than 120 calendar days prior to the anniversary date of the release of the Company’s proxy statement to stockholders in connection with the 2016 Annual Meeting to be considered by the Company for possible inclusion in the proxy materials for the 2017 Annual Meeting. We mailed this proxy statement on or around [              ], 2016, so any proposals intended to be presented at the 2017 Annual Meeting of Stockholders of the Company must be received at the Company’s principal office on or before [              ], 2017 in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such meeting.

Financial Information

The Company’s 2016 Annual Report is being mailed to the stockholders with this Proxy Statement. The 2016 Annual Report incorporates the Company’s 2016 Annual Report on Form 10-K (without exhibits), including the financial statements and the financial statement schedules, filed with the SEC. Any record or beneficial stockholder as of [              ], 2016, may request additional copies of this Proxy Statement or the 2016 Annual Report by writing to Allied Healthcare Products, Inc., 1720 Sublette Avenue, St. Louis, Missouri 63110, Attention: Chief Financial Officer.

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The Company’s reports filed with the SEC, together with ownership and transaction reports of officers, directors and certain stockholders, are available, together with additional information, at the Company’s internet website: www.alliedhpi.com.

Communication With The Board

Stockholders who want to communicate with the Board of Directors or any of its committees may do so by addressing their correspondence to the board member or members, c/o the Secretary, Allied Healthcare Products, Inc., 1720 Sublette Avenue, St. Louis, Missouri 63110.

Code Of Ethics And Conduct Guidelines

The Company has adopted a Code of Ethics and Conduct Guidelines that is applicable to all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer and controller, as well as the members of the Board of Directors. The Code of Ethics and Conduct Guidelines is available on the Company’s website at www.alliedhpi.com. A copy may also be obtained from the Corporate Secretary at Allied Healthcare Products, Inc., 1720 Sublette Avenue, St. Louis, Missouri 63110. The Company intends to post any amendments to or waivers from its Code of Ethics and Conduct Guidelines (to the extent applicable to the Company’s chief executive officer, principal financial officer, principal accounting officer and controller or any other officer or director) at this location on its website.

Ethics Hotline

The Company encourages employees to report possible ethical issues. The Company maintains an ethics hotline that is available 24 hours a day, seven days a week to receive reports of ethical concerns or incidents, including, without limitation, concerns about accounting, internal controls or auditing matters. The ethics hotline number can be found on the Company’s intranet. All such calls are received independently and are referred to the chairman of the audit committee for investigation and disposition where warranted. The Company prohibits retaliatory action against any employee for raising legitimate concerns or questions regarding ethical matters, or for reporting suspected violations of the Company’s Code of Ethics and Conduct Guidelines.

Householding Of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to “householding,” potentially means extra convenience for stockholders and cost savings for companies.

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Under these rules, this year, brokers and other intermediaries may deliver a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. The Company will deliver promptly upon written or oral requests a separate copy of the annual report or proxy statement to a security holder at a shared address to which a single copy of the document was delivered. If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive a separate proxy statement and annual report, the affected stockholder may contact Stockholder Relations at 1720 Sublette Avenue, St. Louis, Missouri 63110. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should also contact the Chief Financial Officer as indicated in the preceding sentence.

Other Matters

The Board of Directors of the Company is not aware of any other matters to come before the meeting. If any other matters should come before the meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

You are urged to complete, sign, date and return your proxy to make certain your shares of Common Stock will be voted at the 2016 Annual Meeting. For your convenience in returning the proxy, an addressed envelope is enclosed, requiring no additional postage if mailed in the United States.

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By Order of the Board of Directors,

Earl R. Refsland
Chief Executive Officer

[ ], 2016

34

Appendix A

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ALLIED HEALTHCARE PRODUCTS, INC.

Allied Healthcare Products, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby adopt this Certificate of Amendment, which amends its Amended and Restated Certificate of Incorporation and all amendments thereto that are in effect immediately prior hereto (the “Certificate of Incorporation”) as described below, and does hereby certify as follows:

1.          The name of this corporation is Allied Healthcare Products, Inc.

2.          The Certificate of Incorporation of the Corporation is hereby amended by deleting in its entirety Article 4 thereof and inserting in lieu thereof the following:

“4.          The total number of shares of all classes of stock which the corporation shall have authority to issue is 31,500,000 shares which shall be divided into two classes as follows:

(a)          1,500,000 shares of Preferred Stock, $.01 par value (Preferred Stock); and

(b)          30,000,000 shares of Common Stock, $.01 par value (Common Stock).

The designations, voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the above classes of stock and other general provisions relating thereto shall be as follows:

A.           Preferred Stock

(a)          Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects except that the dates from which dividends accrue or accumulate with respect thereto may vary.

(b)          The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Amended and Restated Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

(i)          The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors.

35

(ii)         The dividend rate or rates on the shares of such series and the relation which such dividends shall bear to the dividends payable on any other class of capital stock or on any other series or Preferred Stock, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate.

(iii)        Whether the shares of such series shall be redeemable, and, if redeemable, whether redeemable for cash, property or rights, including securities of any other corporation, at the option of either the holder or the corporation or upon the happening of a specified event, the limitations and restrictions with respect to such redemption, the time or times when, the price or prices or rate or rates at which the adjustments with which and the manner in which such shares shall be redeemable, including the manner of selecting shares of such series for redemption if less than all shares are to be redeemed.

(iv)        The rights to which the holders of shares of such series shall be entitled, and the preferences, if any, over any other series (or of any other series over such series), upon the voluntary or involuntary liquidation, dissolution, distribution or winding up of the corporation, which rights may vary depending on whether such liquidation, dissolution, distribution or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates.

(v)         Whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether and upon what conditions such purchase, retirement or sinking fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof.

(vi)        Whether the shares of such series shall be convertible into or exchangeable for shares of any other class or of any other series of any class of capital stock of the corporation, and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange.

(vii)       The voting powers, full and/or limited, if any, of the shares of such series, and whether and under what conditions the shares of such series (along or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more additional directors of the corporation in case of dividend arrearages or other specified events, or upon other matters.

36

(viii)      Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series.

(ix)         Any other preferences, privileges and powers and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Amended and Restated Certificate of Incorporation.

(c)          Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock pursuant to this Section 4(A), the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever.

(d)          Shares of Preferred Stock redeemed, converted, exchanged, purchased, retired or surrendered to the corporation, or which have been issued and reacquired in any manner, may, upon compliance with any applicable provisions of the General Corporation Law of the State of Delaware, be given the status of authorized and unissued shares of Preferred Stock and may be reissued by the Board of Directors as part of the series of which they were originally a part or may be reclassified into and reissued as part of a new series or as a part of any other series, all subject to the protective conditions or restrictions of any outstanding series of Preferred Stock.

B.           Common Stock

(a)          Except as otherwise required by law or by any amendment to this Amended and Restated Certificate of Incorporation, each holder of Common Stock shall have one vote for each share of stock held by him on all matters voted upon by the stockholders.

(b)          Subject to the preferential dividend rights, if any, applicable to shares of Preferred Stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds for Preferred Stock, the holders of Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

(c)          In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled to receive all of the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively. The Board of Directors may distribute in kind to the holders of Common Stock such remaining assets of the corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or entity, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of Common Stock. The merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of the corporation for the purposes of this paragraph.

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(d)          Such numbers of shares of Common Stock as may from time to time be required for such purpose shall be reserved for issuance (i) upon conversion of any shares of Preferred Stock or any obligation of the corporation convertible into shares of Common Stock which is at the time outstanding or issuable upon exercise of any options or warrants at the time outstanding and (ii) upon exercise of any options or warrants at the time outstanding to purchase shares of Common Stock.

Upon this Certificate of Amendment becoming effective pursuant to the Delaware General Corporation Law (the “Effective Time”), the shares of Common Stock issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time shall be reclassified as, and shall be combined and changed into, a smaller number of shares such that each two to five shares of issued Common Stock immediately prior to the Effective Time shall be reclassified into and become one share of Common Stock, the exact reverse split ratio within such two to five range to be determined by the Board of Directors of the Corporation and publicly announced by the Corporation prior to the Effective Time. All shares of Common Stock (including fractions thereof) held by a holder immediately prior to the Reverse Stock Split shall be aggregated for purposes of determining whether the Reverse Stock Split would result in the issuance of a fractional share. Any fractional share resulting from such aggregation of Common Stock upon the Reverse Stock Split shall be converted into the right to receive a cash payment in an amount equal to the fraction to which such holder would otherwise be entitled multiplied by the closing price of a share of Common Stock on the NASDAQ Stock Market, or other principal market of the Corporation’s common stock, immediately prior to the Effective Time. From and after the Effective Time, certificates representing Common Stock outstanding immediately prior to the Effective Time shall represent the number of whole shares of Common Stock, as applicable, into which the Common Stock shall have been reclassified pursuant to the foregoing provisions, provided, however, that any dividends or other distributions that may be declared after the Effective Time with respect to the number of post-reverse split shares of Common Stock represented by that certificate will be withheld by the Corporation until that certificate has been properly presented for exchange, at which time all such withheld dividends that have not yet been paid to a public official pursuant to relevant abandoned property or escheat laws will be paid to the holder thereof or the holder’s designee, without interest.”

3.          The Board of Directors duly adopted resolutions in accordance with Section 242 of the General Corporation Law, approving the foregoing amendments, declaring said amendments to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the Corporation’s stockholders.

4.          The foregoing amendments of the Certificate of Incorporation have been duly adopted by the Corporation’s stockholders in accordance with the provisions of Sections 211 and 242 of the General Corporation Law.

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5.          This amendment to the Corporation’s Certificate of Incorporation shall be effective on and as of the date of filing of this Certificate of Amendment with the Delaware Secretary of State.

[Remainder of Page Intentionally Blank]

39

IN WITNESS WHEREOF, the undersigned officer has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Allied Healthcare Products, Inc. as of this [  ] day of [           ], 201_.

ALLIED HEALTHCARE PRODUCTS, INC.

By:
Earl R. Refsland, President and Chief Executive Officer

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ANNUAL MEETING OF STOCKHOLDERS OF

ALLIED HEALTHCARE PRODUCTS, INC.

[__], 2016

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at www.alliedhpi.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20530303000000001000 4

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" ALL NOMINEES LISTED IN PROPOSAL1, AND "FOR" PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect the persons listed below as directors of the company to serve for a term of one year or until their successors are elected and qualified:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Judith T. Graves
- ○ Joseph E. Root
- ○ Dr. William A. Peck
- ○ Earl R. Refsland
- ○ John D. Weil

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

PLEASE MARK THE FOLLOWING BOX IF YOU PLAN TO ATTEND THE MEETING ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

ALLIED HEALTHCARE PRODUCTS, INC.

Annual Meeting of Stockholders - [__], 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Allied Healthcare Products, Inc. (the "Company"), each dated [__], 2016, and the Annual Report to Stockholders on Form 10-K, for the fiscal year ended June 30, 2016, and appoints Earl R. Refsland and Daniel C. Dunn as the proxies and attorneys-in-fact, with full power of substitution on behalf and in the name of the undersigned at the 2016 Annual Meeting of Stockholders of the Company to be held on [__], 2016 at 9:00 a.m., Central Time, at the Corporate Headquarters of Allied Healthcare Products, Inc., 1720 Sublette, St. Louis, Missouri, and any adjournments thereof with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:

(Continued and to be signed on the reverse side)

1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

ALLIED HEALTHCARE PRODUCTS, INC.
ESPP

[__], 2016

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.alliedhpi.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20530303000000001000 4

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" ALL NOMINEES LISTED IN PROPOSAL1, AND "FOR" PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect the persons listed below as directors of the company to serve for a term of one year or until their successors are elected and qualified:

NOMINEES:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

○ Judith T. Graves
○ Joseph E. Root
○ Dr. William A. Peck
○ Earl R. Refsland
○ John D. Weil

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

PLEASE MARK THE FOLLOWING BOX IF YOU PLAN TO ATTEND THE MEETING ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

ALLIED HEALTHCARE PRODUCTS, INC.

Annual Meeting of Stockholders - [__], 2016

ESPP

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Allied Healthcare Products, Inc. (the “Company”), each dated [ ], 2016, and the Annual Report to Stockholders on Form 10-K, for the fiscal year ended June 30, 2016, and directs the trustee of the Employee Stock Purchase Plan to cause the shares in the undersigned account to be voted (as directed on the reverse side), at the 2016 Annual Meeting of Stockholders of the Company to be held on [ ], 2016 at 9:00 a.m., Central Time, at the Corporate Headquarters of Allied Healthcare Products, Inc. 1720 Sublette, St. Louis, Missouri, and any adjournments thereof with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:

(Continued and to be signed on the reverse side)

1.1 14475